Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Cleartronic, Inc and Subsidiary of our report dated December 31, 2011 related to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Cleartronic, Inc. and Subsidiary for the year ended September 30, 2011.

Goldstein Schechter Koch P.A.

/s/ Goldstein Schechter Koch P.A.

Hollywood, Florida

October 12, 2012